,

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2023

AssetMark Financial Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38980	30-0774039
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1655 Grant Street, 10th Floor Concord, California	94520
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 521-2200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	AMK	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

On October 17, 2023 the Compensation Committee of the Board of Directors of AssetMark Financial Holdings, Inc. approved the granting of a cash incentive award to Mr. Gary Zyla, the Company’s Chief Financial Officer (the “Incentive Award”).

Mr. Zyla is eligible to receive a total cash incentive of $400,000, which will vest on January 24, 2026 and will be paid out on the first payroll following the applicable vesting date. Payment of this Incentive Award is subject to Mr. Zyla’s continued employment with the Company as a full-time employee in good standing through the vesting period. Pursuant to the Incentive Award, upon Mr. Zyla’s termination due to death or disability, or termination by the Company without cause, Mr. Zyla (or their estate or beneficiaries), as applicable, would be entitled to 100% of any then unvested portion of the Incentive Award. If Mr. Zyla voluntarily terminates service other than due to death or disability or is terminated for cause, the unvested portion of the Incentive Award will terminate upon termination of service.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AssetMark Financial Holdings, Inc.

Date: October 18, 2023	/s/ Gary Zyla
Gary Zyla
Chief Financial Officer